UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2008

AE BIOFUELS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51354	84-0925128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700	95014
Cupertino, California
(Address of Principal Executive Offices)	(Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 17, 2008, the Board of Directors (the “Board”) of AE Biofuels, Inc. appointed Parkash Ahuja, 56, to the position of Chief Operating Officer of AE Biofuels, Inc., reporting directly to the Company’s Chief Executive Officer. From June 2007 until June 2008, Mr. Ahuja was an in-house technology consultant with a major financial services company establishing the operations and technology platform to automate the processing of millions of daily credit card transactions. From May 2005 to May 2007, Mr. Ahuja served as the Managing Director, Global Operations & Technology Infrastructure for Citadel Investment Group, LLC, a $20 billion, multi-strategy hedge fund. From September 2004 to May 2005, Mr. Ahuja was a consultant working with companies to establish and implement off-shore outsourcing strategies. From June 1995 to August 2004, Mr. Ahuja worked for Charles Schwab & Co., where, from 1999 to 2004, he served as its Executive Vice President, Corporate Services. Mr. Ahuja has a track record of strategy development and successful execution, including the startup of foreign operations in Asia, South America and Europe. A native of India, Mr. Ahuja's foreign work experience includes seven years in Kuwait. A graduate of the University of Michigan, Mr. Ahuja holds an MBA, an MS in Engineering, and a BS in Architecture.

In connection with his appointment as Chief Operating Officer, on June 17, 2008, the Company entered into a three year employment agreement with Mr. Ahuja (the “Employment Agreement”).   Pursuant to the Employment Agreement, Mr. Ahuja will be paid annual compensation of $180,000.  In addition, Mr. Ahuja is entitled to an annual cash bonus of up to $120,000 based upon milestones to be agreed upon and will receive a signing bonus of $30,000. In addition, Mr. Ahuja has been granted a stock option to purchase 480,000 shares of the Company's common stock at an exercise price equal to the closing market price on the date of grant. Forty thousand (40,000) of the shares subject to the option vest and become exercisable on September 30, 2008 and forty thousand (40,000) of the shares subject to the option vest and become exercisable on the last day of each calendar quarter thereafter.  The Company will pay up to three months of severance and health benefits in the event Mr. Ahuja is terminated without “cause” (as defined in the Employment Agreement) or “constructively terminated” (as defined in the Employment Agreement”).

In addition, the Company is providing Mr. Ahuja with the Company’s standard benefits and insurance coverage as generally provided to its management.

The description of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Andrew Foster will continue in his role as Executive Vice President of the Company. In addition, effective as of June 17, 2008, the Board appointed Mr. Foster President and Chief Operating Officer of American Ethanol, Inc., the Company’s next-generation ethanol subsidiary.

In addition, on June 17, 2008, the Compensation Committee of the Company’s Board of Directors awarded 300,000 stock options under the Company's Amended and Restated 2007 Stock Plan to Surendra Ajjarapu, the Company's President.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between AE Biofuels, Inc. and Parkash Ahuja effective July 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2008

AE BIOFUELS, INC.

By:	/s/ William J. Maender
William J. Maender
Chief Financial Officer